Exhibit 10.1


                              PROMISSORY NOTE

$350,000.00                                                    January 9, 2001

         FOR VALUE RECEIVED, the undersigned, Dominic J. Frederico, an individual (the "Employee"), promises to pay to the order of ACE Limited, a Cayman Islands company (the "Company"), in accordance with the payment schedule below, the principal sum of $350,000.00 and any accrued interest on this Note.

         This Note evidences obligations in connection with a loan made by the Company to the Employee as part of the inducement to the Employee to assume additional responsibilities with, and to remain in the employ of, the Company.

         The unpaid principal amount of this Note from time to time outstanding shall bear interest at a rate per annum (based upon a 365/366 day year) equal to the applicable Federal rate as of the January 9, 2001, as determined for purposes of section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded annually. After the Maturity Date, any unpaid principal amount and accrued interest on the unpaid principal amount of this Note shall be payable on demand.

         As of January 9, 2002 an amount equal to $50,000.00 of the principal amount due under this Note, together with the amount of interest that has accrued with respect to the entire unpaid principal and interest amount since January 9, 2001, shall be payable by the Employee to the Company. As of January 9 of each of 2003, 2004, and 2005, an amount equal to $100,000.00 of the principal amount due under this Note, together with the amount of interest that has accrued with respect to the entire unpaid principal and interest amount on this Note since the preceding January 9, shall be payable by Employee to the Company. If the Employee's employment with the Company is terminated for any reason other than (i) by reason of death or disability, or (ii) by reason of termination by the Company without Cause; then any remaining principal and interest shall become due and payable on the date of such termination of employment (which date of termination shall be the "Maturity Date"). For purposes of this Note, the term "Cause" shall have the same meaning set forth in the Employment Agreement dated as of January 9, 1995 between the Company and the Employee. Disability shall mean being adjudged by the Compensation Committee of the Company to be disabled within the meaning of the Company's long-term disability plan.

         This Note is secured by a mortgage on the Employee's principal residence.

         Subject to the other terms and conditions hereof, the Employee may voluntarily prepay all or any portion of the unpaid principal amount of this Note from time to time outstanding and any accrued interest thereon, without premium or penalty.

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         All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at Hamilton, Bermuda or such other place as the Company shall designate to the Employee in writing, in cash or by check. If payment hereunder falls due on a day which is either a Saturday, Sunday or any other day on which banks in Hamilton, Bermuda are not generally open for business to the public (i.e., not a "Business Day"), then such due date shall be extended to the immediately succeeding Business Day, and additional interest shall accrue and be payable for the period of any such extension.

         The Employee agrees that if any of the following events of default (each an "Event of Default") shall occur and be continuing:

         (i) default in the performance or observance of any other agreements of the Employee contained herein, or

         (ii) the institution of any bankruptcy, insolvency, receivership or similar proceeding relating to the Employee or his assets, and if such case or proceeding is not commenced by the Employee, it is consented to or acquiesced in by the Employee or remains for 60 days undismissed;

then the Company may declare this Note and all unpaid principal and interest on this Note and all accrued costs, expenses and other amounts under this Note to be due and payable, whereupon all unpaid principal and interest on this Note and all such costs, expenses and other amounts shall immediately become due and payable following such declaration.

         The Employee hereby represents and warrants to the Company as of the date hereof (i) that this Note is the legally valid and binding obligation of the Employee, enforceable against the Employee in accordance with its terms, and (ii) that the execution, delivery and performance by the Employee of this Note does not conflict with or contravene (a) any law, rule or regulation binding upon the Employee or affecting any of the Employee's assets, (b) any provision of any contract, instrument or agreement binding upon the Employee or affecting any of the Employee's assets, or (c) any writ, order, judgment, decree or decision of any court or governmental instrumentality binding upon the Employee or affecting any of the Employee's assets.

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

         All notices, certificates and other communications hereunder shall be in writing and may be either delivered personally, by internationally recognized express courier for overnight delivery, or by facsimile (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a internationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, addressed as follows:

         If to the Company:                 ACE Limited
                                            The ACE Building
                                            30 Woodbourne Avenue
                                            Hamilton HM 08, Bermuda
                                            Attention: General Counsel
                                            Facsimile: (441) 296-0087

         If to the Employee:                Dominic J. Frederico
                                            ACE Limited
                                            The ACE Building
                                            30 Woodbourne Avenue
                                            Hamilton HM 08, Bermuda
                                            Facsimile: (441) 296-0087

         All Notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the Employee or the Company, as appropriate, at such party's address shown above, or at such other address as such party may, by written notice received by the other party hereto, have designated as its or his address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five days after the date mailed by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received.

         This Note has been made and delivered at Hamilton, Bermuda and shall be construed in accordance with and governed by the internal laws of the State of New York. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the least extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         IN WITNESS WHEREOF, the Employee has caused this Note to be executed as of the day and year first above written.


                                            ________________________________
                                             Dominic J. Frederico


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